Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10/A

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

GABBIT CORP.

(Exact name of Registrant as specified in its charter)

Nevada	37-1790061
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9130 South Dadeland Blvd. Suite 1528 Miami, FL	33156
(Address of Principal Executive Offices)	(Zip Code)

1 888 679 3350
Registrant’s telephone number, including area code

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001
Title of each class to be so registered

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

GABBIT CORP.

FORM 10

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EXPLANATORY NOTE

The purpose of this Amendment No. 1 to our Registration Statement on Form 10, as filed with the Securities and Exchange Commission on July 22, 2021, is to include the financial statements for the three month period ending May 31, 2021 as required by 210.3-12.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information in this Registration Statement on Form 10 may constitute forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning the following:

•	our future financial and operating results;

•	our business strategy;

•	our intentions, expectations and beliefs regarding anticipated growth, market penetration and trends in our business;

•	the effects of market conditions on our stock price and operating results;

•	the effects of increased competition in our market and our ability to compete effectively;

•	our expectations concerning our relationships with customers;

•	the impact of outbreaks, and threat or perceived threat of outbreaks, of epidemics and pandemics, including, without limitation, the coronavirus outbreak, on our customers and their need for capital, as well as consumer spending, and availability of substitute capital through government sponsored programs;

•	the attraction and retention of qualified employees and key personnel;

•	future acquisitions of or investments in complementary companies or technologies; and

•	our ability to comply with evolving legal standards and regulations, particularly concerning requirements for being a public company.

These forward-looking statements speak only as of the date of this Form 10 and are subject to uncertainties, assumptions and business and economic risks. As such, our actual results could differ materially from those set forth in the forward-looking statements as a result of the factors set forth below in Item 1A, “Risk Factors,” and in our other reports filed with the Securities and Exchange Commission, or SEC. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Form 10 may not occur, and actual results could differ materially and adversely from those anticipated or implied in our forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this Form 10 to conform these statements to actual results or to changes in our expectations, except as required by law.

You should read this Registration Statement on Form 10 and the documents that we have filed with the SEC as exhibits hereto with the understanding that our actual future results and circumstances may be materially different from what we expect.

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ITEM 1.    BUSINESS

Overview

Gabbit Corp. is a development stage company with plans to develop a technology enabled platform offering capital solutions to small-to-medium sized businesses.

Our Company

We plan to develop a technology-enabled, diversified commercial finance company serving a wide range of small-to-medium businesses who require access to working or growth capital, for whom traditional banking and finance channels are unworkable or unavailable, due to; time constraints, credit-worthiness, seasonality, lack of operating history and or the business’ owners are generally unbanked individuals.

In addition to serving our customers by filling their immediate capital requirements and introducing them to more permanent capital sources, we plan to develop and offer a robust platform of services to our customers, to maximize their efficiencies, streamline their operations, increase profitability and grow their customer base.

Commercial Finance.

We plan to offer capital to businesses by purchasing a percentage of a business’ future receivables at a discounted price. The difference between the Advance amount and the Payback amount is how we generate revenue. This model of commercial finance is generally referred to as a merchant cash advance (hereinafter “MCA”, “Advance” or “Cash Advance”).

A Cash Advance agreement between us, the Buyer, and a business owner, the Seller, is typically based on a number of factors, including:

•	Advance amount. The advance amount is the lump sum the Seller receives when the cash advance is approved. The funding amount is based on the Seller’s business’ financial strength.

•	Payback amount. The payback amount is the amount that the business owner pays the Buyer of the future receivables. It is calculated based on the amount funded plus fees called a factor rate.

•	Holdback. The holdback is an agreed-upon percentage of the daily revenues which are withheld to pay back the advance, and are paid to the Buyer daily through direct withdrawals from the Seller’s bank account, until the Payback amount has been met.

Commercial Services.

We plan to develop and offer as an added benefit to our customers, a suite of tools, programs and services designed to maximize their operational efficiency, increase their profitability and streamline their operations. We believe that if we make an investment in the growth of our customers’ businesses, as their business grows, we will grow with them. Moreover by providing this bundle of value add services, we believe we will differentiate ourselves from our competitors.

Industry Overview

We plan to serve the large and growing market of small-to-medium businesses (“SMB”) who have limited access to traditional sources of consumer credit and financial services. According to Bryant Park Capital, a boutique investment bank with an MCA-industry practice, the MCA industry will have more than doubled its small business funding to $19.2 billion by year-end 2019, up from $8.6 billion in 2014. We believe that with our approach to providing value added services, that we are well positioned to scale our business and gain market share.

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Merchant cash advances are lump sum payments made to business by MCA companies, in exchange for an agreed-upon percentage of future credit card and/or debit card sales, based on a percentage of the businesses' daily income, directly withdrawn from the business’ bank account through ACH debit. Merchant cash advances are not loans, rather, they are a sale of a portion of future receivables. Therefore, merchant cash advance companies claim that they are not bound by state usury laws that limit lenders from charging high-interest rates.

MCA agreements may be more business friendly than a conventional loan. Payments to the merchant cash advance company fluctuate directly with the merchant's sales volumes, giving businesses greater flexibility with which to manage their cash flow, particularly during a slow season. Advances are processed quicker than a typical loan, giving borrowers quicker access to capital. Also, because MCA providers typically give more weight to the underlying performance of a business than the owner’s personal credit scores, merchant cash advances offer an alternative to businesses who may not qualify for a conventional loan.

Our Strategy

We plan to develop and build out a platform that will maximize available technologies in automation, artificial intelligence and machine learning to enable us to better serve our customers. In connection with the funding solution we will offer our customers, we plan to offer as a value-added service, a suite of tools and services intended to promote growth, and increase efficiency and long term profitability of our clients.

We believe that our funding solution is ideal for businesses who have an immediate requirement for capital for business continuity, working and or growth or capital. Our approach to funding is ideal for these business cases, in that we can score, underwrite and provide funding in 24-72 hours. In some instances the capital we provide is part of a continuous relationship, and or can be a bridge to a longer term financing strategy. We believe there is an opportunity for us to partner with one or multiple regional and or nationally chartered banks to originate customer relationships for the SMBs who are typically the customer base for the funding solution we will provide.

In addition to serving our customers by filling their immediate capital requirements and introducing them to more permanent capital sources, we plan to develop and offer a robust platform of services to our customers. We believe our planned bundling of value added services is novel to the SMB funding space, and we believe that these services will distinguish us from our competitors and will concurrently help build small businesses which we believe are the backbone of our communities. To reduce cost, at least initially, we expect to license and or partner with third party channel providers of certain of the services we plan to offer.

Sales and Marketing

Our Customers: Challenges for Small Business Owners.

•	Small Business Owners are Time and Resource Constrained. We believe that small business owners lack many of the resources available to larger businesses and have fewer staff on which to rely for critical business issues. Time spent inefficiently may mean lost sales, extra expenses and personal sacrifices.

•	Traditional Lending is not Geared Towards Small Businesses. Traditional lenders do not meet the needs of small businesses for a number of reasons, including the following:

•	Time-Consuming Process., The traditional borrowing process includes application forms which are time consuming to assemble and complete, long in-person meetings during business hours and manual underwriting procedures that delay decisions.

•	Non-Tailored Credit Assessment. There is no widely-accepted credit score for small businesses. Traditional lenders frequently rely upon the small business owner’s personal credit as a primary indicator of the business’s creditworthiness, even though it is not necessarily indicative of the business’s credit profile.

•	Product Mismatch. Small businesses are not well served by traditional loan products. We believe that they often seek small loans for short-term investments, but traditional lenders may only offer loan products characterized by larger loan sizes, longer durations and rigid collateral requirements.

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Competition

The small business funding market is competitive and fragmented. We expect competition to continue to increase in the future. We believe the principal factors that generally determine a company’s competitive advantage in our market include the following:

•	ease of process to apply for capital;

•	brand recognition and trust;

•	rate, term and pay-back method;

•	product fit for business purpose;

•	transparent description of key terms;

•	effectiveness of customer acquisition; and

•	customer experience.

We face competition from traditional banks, technology-enabled lenders and other merchant cash advance providers, in addition to providers of other competing forms of alternative funding that target the same type of small businesses served by the MCA industry, for example companies such as Amazon, PayPal, Square and Shopify have begun offering MCAs to their merchant customers, to provide growth capital to their small business customers.

Many of our competitors, especially larger companies that have integrated capital offerings into their platforms will have an advantage due to their:

•	established name recognition,

•	an existing merchant customer base that can be readily accessed for MCA offerings, potentially producing more volume and reducing third party fees owed for merchant advertising and recruiting,

•	easier access to capital to support significant MCA volume,

•	access to merchants’ financial and payment data, and

•	in the event that regulatory changes cause significant structural changes to the MCA industry (as discussed herein in the “Risk Factors” section), these companies may have greater resources in place to quickly adapt to such changes or be able to absorb the costs of such changes.

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We will also compete for capital which we will deploy to our cash advance customers and expect to be disadvantaged against competitors who are more creditworthy, have longer operating histories, have predictable volume and can amortize costs over a larger customer base. These and other factors will likely result in our inability to secure capital at rates which are available to our competitors, and may hurt our ability to compete on terms we offer our customers.

Effect of Governmental Regulations

The MCA industry is subject to laws and regulations that apply to businesses in general, including laws and regulations that address information privacy, unfair or deceptive acts or practices, and credit reporting, among other legal requirements.

Because MCAs are structured as purchases and sales of assets, instead of loans, the MCA industry has not historically been subject to specific laws and regulations, such as licensing requirements, applicable to lenders. Recently, however, there has been increased legislative and regulatory scrutiny of the MCA industry, which could result in the enactment of specific laws and regulations.

In 2018, for example, the governor of California signed SB 1235, which requires MCA originators to disclose to the merchant certain information regarding the MCA, including the total dollar cost of the MCA expressed as an annualized rate, at the time an offer for the MCA is extended. In some other states, regulators have begun investigations to determine whether regulation is needed and, if so, the type of regulation needed for the MCA industry. The Federal Trade Commission, pursuant to its authority to regulate unfair or deceptive acts or practices, has also begun a review of the MCA industry to identify potential regulatory concerns. Any resulting regulation may require us to make significant changes to our business structure or may decrease the revenues achieved through our multiple MCA-related revenue streams.

Employees

As of September 23, 2021, we had three employees, our co-CEOs and our CFO, each of whom are part-time employees. Over time, we may be required to hire additional employees or engage independent contractors in order to execute various projects necessary to grow and develop the business.

We were incorporated in Nevada on August 16, 2015 and until 2018 operated as a development stage company in the travel industry.

ITEM 1A.    RISK FACTORS.

RISK FACTORS

The Securities offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating our business before purchasing any Shares. This offering memorandum contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this offering memorandum.

Risks Related to Our Business

We Have a limited Operating History, at present our success is dependent on our ability to acquire a control stake in an identified merchant cash advance company, and we may not Succeed.

We were formed on August 16, 2015 and have a limited operating history or experience upon which an evaluation of the Company and its prospects could be based. Moreover, we are subject to all risks inherent in a developing a new business enterprise. Our likelihood of success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with establishing a new business and the competitive environment in which we operate.

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We depend upon key personnel, the loss of which could seriously harm our business.

Our operating performance is substantially dependent on the continued services of our management team.  We have not acquired key-person life insurance on these individuals.  The unexpected loss of the services of our management team could have a material adverse effect on our business, operations, financial condition and operating results, as well as the value of our shares.

Complete Control over the Company

Ownership of our shares is concentrated with our CEO who is able to exercise control over all matters requiring shareholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions, and he also has significant control over our management and policies. The directors elected thereof will be able to significantly influence decisions affecting our capital structure. This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other shareholders to approve transactions that they may deem to be in their best interest.

We may evaluate, and potentially consummate, acquisitions, which could require significant management attention, disrupt our business, and adversely affect our financial results.

Our growth strategies may depend, in part, on our ability to acquire complementary businesses and technologies rather than through internal development. The identification of suitable acquisition candidates can be difficult, time-consuming, and costly, and we may not be able to successfully complete identified acquisitions. The risks we face in connection with acquisitions include:

•	diversion of management time and focus from operating our business to addressing acquisition integration challenges;

•	coordination of technology, product development and sales and marketing functions;

•	transition of the acquired company’s customers to our platform;

•	retention of employees from the acquired company;

•	cultural challenges associated with integrating employees from the acquired company into our organization;

•	integration of the acquired company’s accounting, management information, human resources and other administrative systems;

•	the need to implement or improve controls, procedures and policies at a business that prior to the acquisition may have lacked effective controls, procedures and policies;

•	liability for activities of the acquired company before the acquisition, including patent and trademark infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities; and

•	litigation or other claims in connection with the acquired company, including claims from terminated employees, customers, former stockholders or other third parties.

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Our failure to address these risks or other problems encountered in connection with our future acquisitions and investments could cause us to fail to realize the anticipated benefits of these acquisitions or investments, cause us to incur unanticipated liabilities and harm our business generally. Future acquisitions could also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities, amortization expenses or the write-off of goodwill, any of which could harm our financial condition. Also, the anticipated benefits of any acquisitions may not materialize.

Public health epidemics or outbreaks, such as COVID-19, could materially and adversely impact our business.

In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, Hubei Province, China. While initially the outbreak was largely concentrated in China and caused significant disruptions to its economy, it has now spread to several other countries and infections have been reported globally. The ultimate impact of the COVID-19 pandemic on the company’s operations is unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the COVID-19 outbreak, new information which may emerge concerning the severity of the COVID-19 pandemic, and any additional preventative and protective actions that governments, or the Company, may direct, which may result in an extended period of continued business disruption and reduced operations. Any resulting financial impact cannot be reasonably estimated at this time but is anticipated to have a material adverse impact on our business, financial condition and results of operations, however the significance of the impact of the COVID-19 outbreak on the Company’s business and the duration for which it may have an impact cannot be determined at this time.

Worsening economic conditions may result in decreased demand for our financial product, cause our customers’ default rates to increase and harm our operating results.

Uncertainty and negative trends in general economic conditions in the United States and abroad, including significant tightening of credit markets, historically have created a difficult environment for companies in the financial industry. Many factors, including factors that are beyond our control, may have a detrimental impact on our business plans. These factors include general economic conditions, unemployment levels, energy costs and interest rates, as well as events such as natural disasters, acts of war, terrorism and catastrophes.

There can be no assurance that economic conditions will remain favorable for the development of our business or that demand for our merchant cash advances in general. Reduced demand for our merchant cash advances would negatively impact our growth prospects.

The MCA industry and other specialty finance companies are highly scrutinized because their financing costs and charges are higher than traditional sources of capital.

We plan to operate in a highly scrutinized industry subject to complex and potentially evolving legal and regulatory requirements. Changes in laws or regulations or changes to the application or interpretation of the laws and regulations could adversely affect our ability to operate our business. Moreover, regulators may target the industry and our company, because of the perception of unfairness of the financial terms of MCAs generally. Additionally, any regulatory actions, lawsuits, penalties brought against us, could damage our reputation, which could have a material adverse effect on our business and financial condition.

The regulatory framework for consumer based financing offerings is evolving and uncertain as federal and state governments consider new laws and regulations which, may negatively affect Our business

Entities such as the Consumer Financial Protection Bureau, may develop rules, disclosure requirements and regulatory frameworks which may affect how we do business. Over the last few years, federal and state regulatory and other policymaking entities have taken an increased interest in online small business lending and it is possible that they may extend these rules to MCA providers and factors. These initiatives may result, in policy recommendations that could impact our business practices and operations if the recommendations result in new laws or regulations.

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We cannot predict the outcome of these or other comparable future activities, when or whether they will lead to new laws, regulations or other actions or what they might be. However, the impact and cost of any possible future changes to laws or regulations could be substantial and could also require us to change our business practices and operations in a manner that adversely impacts our business, including by increasing compliance costs or requiring us to limit or modify our activities to comply.

There is a risk that states could adopt new laws or amend or interpret existing laws to require us to obtain a lenders license and/or impose penalties for noncompliance. Challenges to how we do business could also result in costly and time-consuming litigation, damage to our reputation and harm our operating results.

Passage of new laws and regulations may impair our ability to conduct business

Congress, the states and regulatory agencies could regulate the factoring and merchant cash advance industry in ways that make it more difficult or costly for us to market, underwrite and collect on cash advance contracts. Changes in the regulatory application or judicial interpretation of the laws and regulations applicable to financial institutions could impact the manner in which we conduct our business.

We may rely on nonexclusive strategic partnerships that if terminated, could harm the growth of our company and negatively affect our financial performance.

We may rely on a network of independent contractors to originate customer leads, and the success of our business may depend in part on retaining and the growing the quality and quantity of this network. A loss of these independent contractors could have a negative impact on our revenue and operating results.

To the extent, we rely on independent contractors to originate our funding agreements, and because these contractors earn fees on a commission basis, they may have incentive to mislead applicants, facilitate the submission by applicants of false application data or engage in other disreputable behavior so as to earn additional commissions on those inaccurate applications. If the independent contractors mislead customers or engage in any other disreputable behavior, the customers are less likely to be satisfied with their experience and to become repeat customers, and we may be subject to costly and time-consuming litigation, each of which could harm our reputation and operating performance.

Our business may be adversely affected by disruptions in the credit markets, including reduced access to credit.

We will depend on debt facilities and other forms of debt in order to finance most of our cash advances. We cannot guarantee that these financing sources will continue to be available beyond the current maturity date of each debt facility, on reasonable terms or at all. As the volume of cash advances that we make to customers on our platform increases, we may require the expansion of our borrowing capacity on our existing debt facilities and other debt arrangements or the addition of new sources of capital. The availability of these financing sources depends on many factors, some of which are outside of our control. We may also experience the occurrence of events of default or breaches of financial or performance covenants under our debt agreements, which could reduce or terminate our access to institutional funding. In the event of a sudden or unexpected shortage of funds in the banking system, we cannot be sure that we will be able to maintain necessary levels of funding without incurring high funding costs, a reduction in the term of funding instruments or the liquidation of certain assets. If we were to be unable to arrange new or alternative methods of financing on favorable terms, we may have to curtail our operations, which could have a material adverse effect on our business, financial condition, operating results and cash flow.

If the information provided by customers to us is incorrect or fraudulent, we may misjudge a customer’s qualification to receive an MCA and our operating results may be harmed.

If the information provided by customers to us is incorrect or fraudulent, we may misjudge a customer’s qualification to receive a cash advance and our operating results may be harmed.

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Our funding decisions are based partly on information provided to us by applicants. To the extent that these applicants provide information to us in a manner that we are unable to verify, we may not accurately reflect the associated risk of the funding agreement. In addition, data provided by third-party sources may contain inaccuracies. Inaccurate analysis of credit data that could result from false application information could negatively affect our ability to recoup our capital and generate profits.

In addition, we plan to use identity and fraud checks analyzing data provided by external databases to authenticate each customer’s identity. There is a risk, however, that these checks could fail, and fraud may occur. We may not be able to recoup funds underlying cash advances made in connection with inaccurate statements, omissions of fact or fraud, in which case our revenue, operating results and profitability will be harmed. Fraudulent activity or significant increases in fraudulent activity could also lead to regulatory intervention, negatively impact our operating results, brand and reputation and require us to take steps to reduce fraud risk, which could increase our costs.

Interest rate spreads may decline in the future. Any material reduction in our interest rate spread could reduce our profitability.

Financial institutions and other funding sources may provide us with lines of credit and charge us interest on funds that we draw down which we use to fund our cash advance contracts. We will earn revenues from the spread between the factor rate which we charge our customers and the interest rate at which we borrow capital. In the event that the spread decreases, our financial results and operating performance will be harmed. The factor rate charge to our customers and the interest rate we pay to our lenders could each be affected by a variety of factors, including access to capital based on our business performance, the volume of advances we make to our customers, competition and regulatory requirements. These interest and factor rates may also be affected by a change over time in the mix of the types of products we sell to our customers and investors and a shift among our channels of customer acquisition. Interest and factor rate changes may adversely affect our business forecasts and expectations and are highly sensitive to many macroeconomic factors beyond our control, such as inflation, recession, the state of the credit markets, changes in market interest rates, global economic disruptions, unemployment and the fiscal and monetary policies of the federal government and its agencies. Any material reduction in our rate spread could have a material adverse effect on our business, results of operations and financial condition.

Changes in the law can affect our business, Merchant cash advances are currently not subject to usury laws, a change would negatively affect our business

Merchant cash advance agreements are not considered loans under the law and are therefore not subject to state usury laws, moreover there are no federal laws that establish a maximum interest rates that may be charged on merchant cash advance transactions. Any change in the law that would treat MCAs as loans and subject MCAs to usury laws would impair our existing business model and cause us to modify the risk profile of our customers, charge lower interest rates and have a material impact on our business and finical results.

An increase in customer default rates may reduce our overall profitability and could also affect our ability to attract institutional funding. Further, historical default rates may not be indicative of future results.

Customer default rates may be significantly affected by economic downturns or general economic conditions beyond our control and beyond the control of individual customers. In particular, loss rates on our cash advance agreements may increase due to factors such as prevailing interest rates, the rate of unemployment, the level of consumer and business confidence, commercial real estate values, the value of the U.S. dollar, energy prices, changes in consumer and business spending, the number of personal bankruptcies, disruptions in the credit markets and other factors. In addition, if default rates reach certain levels, we may violate covenants of our credit line(s) and we may not be able to procure debt facilities to fund future MCAs. In addition, if customer default rates increase beyond forecast levels, returns for investors will decline and may materially impact our operating results and our future profitability.

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Our risk management efforts may not be effective.

Our ability to develop and implement risk management policies, procedures, and techniques, may not be sufficient to identify all of the risks we are exposed to, mitigate the risks that we have identified or identify concentrations of risk or additional risks to which we may become subject in the future. If our efforts are not effective, we could incur substantial losses and our business operations could be disrupted.

Our allowance for MCA losses is determined based upon both objective and subjective factors and may not be adequate to absorb loan losses.

We face the risk that our customers will fail to meet their MCA payment obligations in full. We will reserve for such losses by establishing an allowance for losses, the increase of which results in a charge to our earnings as a provision for losses. We have not yet established an evaluation process to determine the adequacy of our allowance for losses. We do not have the benefit of historical information and as such we will need to rely on other general industry data, the forecasts and establishment of losses are also dependent on our subjective assessment based upon the experience and judgment of our management team and advisors. Actual losses are difficult to forecast, especially if such losses stem from factors beyond our historical experience, and unlike traditional banks, we are not subject to periodic review by bank regulatory agencies of our allowance for losses. As a result, there can be no assurance that our allowance for losses will be comparable to that of traditional banks subject to regulatory oversight or sufficient to absorb losses or prevent a material adverse effect on our business, financial condition and results of operations.

We face increasing competition and, if we do not compete effectively, our operating results could be harmed.

We compete with companies that provide traditional small business funding. These companies include traditional banks, merchant cash advance providers and newer, technology-enabled lenders. In addition, other technology companies that primarily lend to individual consumers have already begun to focus, or may in the future focus, their efforts on lending to small businesses. In some cases, our competitors focus their marketing on our industry sectors and seek to increase their lending and other financial relationships with specific industries such as restaurants. In other cases, some competitors may offer a broader range of financial products to our clients, and some competitors may offer a specialized set of specific products or services. Our competitors have significantly more resources and greater brand recognition than we do and may be able to attract customers more effectively than we do.

We rely on our management team and need additional key personnel to grow our business, and the loss of key employees or inability to hire key personnel could harm our business.

Our future success depends on our ability to attract, develop, motivate and retain highly qualified and skilled employees. Qualified individuals are in high demand, and we may incur significant costs to attract and retain them. In addition, the loss of any of our senior management or key employees could materially adversely affect our ability to execute our business plan and strategy, and we may not be able to find adequate replacements on a timely basis, or at all. If we do not succeed in attracting well-qualified employees or retaining and motivating existing employees, our business could be materially and adversely affected.

Risks Related to Our Common Shares.

We can sell additional shares of common stock without consulting stockholders and without offering shares to existing stockholders, which would result in dilution of existing stockholders’ interests in Gabbit and could depress our stock price.

Our articles of incorporation authorize 75,000,000 shares of common stock, of which 11,490,000 are outstanding as of September 23, 2021, and our Board of Directors is authorized to issue additional shares of our common stock. Although our Board of Directors intends to utilize its reasonable business judgment to fulfill its fiduciary obligations to our then existing stockholders in connection with any future issuance of our capital stock, the future issuance of additional shares of our common stock would cause immediate, and potentially substantial, dilution to our existing stockholders, which could also have a material effect on the market value of the shares.

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Further, our common shares do not have preemptive rights, which means we can sell shares of our common stock to other persons without offering purchasers in this offering the right to purchase their proportionate share of such offered shares. Therefore, any additional sales of stock by us could dilute an existing stockholder’s ownership interest in our Company.

We do not intend to pay dividends for the foreseeable future and, consequently, stockholders’ ability to achieve a return on their investment will depend on appreciation in the price of our common stock.

We intend to retain any earnings to finance the operation and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. As a result, stockholders may only receive a return on their investment in our common stock if the market price of our common stock increases.

Our board could issue additional classes of securities which may have rights senior to our common stock, with the effect of diluting existing stockholders and impairing their voting rights, and provisions in our charter documents could discourage a takeover that stockholders may consider favorable.

We may from time to time issue securities with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change in control of our Company.

Our bylaws also allow our board of directors to fix the number of directors. Our stockholders do not have cumulative voting in the election of directors.

Any aspect of the foregoing, alone or together, could delay or prevent unsolicited takeovers and changes in control or changes in our management.

There is no established market for our stock despite the fact that our common stock is listed on the OTC Markets listing service; if there is no liquidity, stockholders may not be able to resell their shares at or above the price paid for them.

Despite the fact that our common shares are listed on the OTC Markets, the OTC markets tend to be illiquid and volatile and the market for our shares, should one develop could be subject to significant fluctuations due to changes in sentiment in the market regarding our operations or business prospects, among other factors. There are no assurances that an active public market for our common stock will develop. Therefore, stockholders may not be able to sell their shares at or above the price they paid for them, consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

Among the factors that could affect our stock price are:

•	industry trends and the business success of our vendors;

•	actual or anticipated fluctuations in our quarterly financial and operating results and operating results that vary from the expectations of our management or of securities analysts and investors;

•	our failure to meet the expectations of the investment community and changes in investment community recommendations or estimates of our future operating results;

•	announcements of strategic developments, acquisitions, dispositions, financings, product developments and other materials events by us or our competitors;

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•	regulatory and legislative developments;

•	litigation;

•	general market conditions;

•	other domestic and international macroeconomic factors unrelated to our performance; and

•	additions or departures of key personnel.

Sales by our stockholders of a substantial number of shares of our common stock in the public market could adversely affect the market price of our common stock.

A substantial portion of our total outstanding shares of common stock may be sold into the market at any time. While most of these shares are held by a few principal stockholders, some of whom are also executive officers, and while we believe that such holders have no current intention to sell a significant number of shares of our stock, if these principal stockholders were to decide to sell large amounts of stock over a short period of time such sales could cause the market price of our common stock to drop significantly, even if our business is doing well.

Further, the market price of our common stock could decline as a result of the perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate.

Our shares may be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock is considered to be a “penny stock.” It does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Exchange Act. Our common stock is a “penny stock” because it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange or (iii) it is not quoted on the NASDAQ Global Market, or has a price less than $5.00 per share. The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock are subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Securities Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

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FINRA sales practice requirements may limit a shareholder’s ability to buy and sell our shares.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Rule 144 sales in the future may have a depressive effect on the company’s stock price as an increase in supply of shares for sale, with no corresponding increase in demand will cause prices to fall.

All of the outstanding shares of common stock held by the present officers, directors, and affiliate stockholders are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended.  As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act of 1933 and as required under applicable state securities laws. Rule 144 provides in essence that a person who is an affiliate or officer or director who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a Company’s issued and outstanding common stock. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months if the Company is a current reporting company under the Securities Exchange Act of 1934. A sale under Rule 144 or under any other exemption from the Securities Act of 1933, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

We are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, and any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on our stock price.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we are required to furnish a report by our management on our internal control over financial reporting. Such report contains, among other matters, an assessment of the effectiveness of our internal control over financial reporting as of the end of our fiscal year, including a statement as to whether or not our internal control over financial reporting is effective. This assessment must include disclosure of any material weaknesses in our internal control over financial reporting identified by management. If we are unable to assert that our internal control over financial reporting is effective, we could lose investor confidence in the accuracy and completeness of our financial reports, which could have an adverse effect on our stock price.

As a non-accelerated filer, we are required to evaluate and report on the effectiveness of our internal control over financial reporting. Our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting; however, our independent registered public accounting firm may communicate to us if they are not satisfied with the level at which our controls are documented, designed or operating. Our remediation efforts may not enable us to avoid a material weakness in the future.

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The requirements of being a public company may strain our resources, divert our management’s attention and affect our ability to attract and retain qualified board members.

As a public company, we will be subject to the reporting requirements of the Exchange Act, and will be required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of the securities exchange on which our common stock is traded and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources. Among other things, the Exchange Act requires that we file annual, quarterly and current reports with respect to our business and results of operations and maintain effective disclosure controls and procedures and internal controls over financial reporting. In order to maintain and improve our disclosure controls and procedures and internal controls over financial reporting to meet this standard, significant resources and management oversight is required. As a result, management’s attention may be diverted from other business concerns, which could harm our business and results of operations. We may need to hire additional employees to comply with these requirements, which will increase our costs and expenses.

In addition, being a public company subject to these rules and regulations make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified executive officers and qualified members of our board of directors, particularly to serve on our audit committee and compensation committee.

Having no independent directors on our board limits our ability to establish effective independent corporate governance procedures.

We do not have any independent directors on our board of directors nor do we maintain a standing audit committee, compensation committee or nominating and governance committee. Accordingly, without independent directors, we cannot establish effective standing board committees to oversee functions such as audit, compensation and corporate governance. In addition, our executive officers are also directors, this structure gives our executive officers significant control over all corporate issues.

Unless and until we have a larger board of directors that would include a majority of independent members, there will be limited oversight of our executive officers’ decisions and activities and little ability for you to challenge or reverse those activities and decisions, even if they are not in your best interests.

Any future litigation could have a material adverse impact on our results of operations, financial condition and liquidity, particularly since we do not currently have director and officer insurance.  Our lack of D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

From time to time we may be subject to litigation, including potential stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. To date we have not procured directors and officers liability (“D&O”) insurance to cover such risk exposure for our directors and officers. Such insurance generally pays the expenses (including amounts paid to plaintiffs, fines, and expenses including attorneys’ fees) of officers and directors who are the subject of a lawsuit as a result of their service to the Company. There can be no assurance that we will be able to secure insurance and or to do so at reasonable rates or at all, or in amounts adequate to cover such expenses should such a lawsuit occur. While Nevada law nor our articles of incorporation or bylaws require us to indemnify or advance expenses to our officers and directors involved in such a legal action, we expect that we would do so to the extent permitted by Nevada law. Without D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Further, our lack of D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could adversely affect our business.

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ITEM 2.     FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the consolidated financial statements and the related notes to the consolidated financial statements included later in this Registration Statement on Form 10. In addition to historical financial information, the following discussion contains forward-looking statements that reflect our plans, estimates, beliefs and expectations that involve risks and uncertainties. Our actual results and the timing of events could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this Registration Statement on Form 10, particularly in “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”

Overview

We plan to develop a technology-enabled, diversified commercial finance company serving a wide range of small-to-medium businesses who require access to working or growth capital, for whom traditional banking and finance channels are unworkable or unavailable, due to: time constraints, credit-worthiness, seasonality, lack of operating history and or the business’ owners are generally unbanked individuals.

Significant Recent Developments Regarding COVID-19

During March 2020, a global pandemic was declared by the World Health Organization related to the rapidly spreading outbreak of a novel strain of coronavirus designated COVID-19. The pandemic has significantly impacted economic conditions in the United States. The long-term impact of COVID-19 on the economy and on our business remains uncertain, the duration and scope of which cannot currently be predicted. Please refer to the matters discussed under the caption “Risk Factors”.

Results of Operations During the Year Ended February 28, 2021 As Compared to The Year Ended February 29, 2020

Revenue

For the years ended February 28, 2021 and February 29, 2020, we generated no revenue.

Expenses

For the year ended February 28, 2021 we incurred expenses of approximately $1,950 which was primarily related to state and compliance fees.

For the year ended February 29, 2020, we incurred administrative expenses of approximately $5,516 which was primarily related to state and compliance fees.

Net Loss

For the years ended February 28, 2021 and February 29, 2020 we incurred net losses of approximately $1,950, and $5,516 respectively.

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Liquidity

Currently, we rely on our management to provide us with the capital needed to run our business on a day-to-day basis.

For the years ended February 28, 2021 and February 29, 2020 we incurred net losses of approximately $1,950 and $5,516 respectively. As of February 28, 2021 we had no cash on hand and current liabilities of $12,205. As of February 29, 2020, we had no cash on hand and current liabilities of $10,255.

Results of Operations During the Three Months Ended May 31, 2021 As Compared to The Three Months Ended May 31, 2020

Revenue

For the three months ended May 31, 2021 and 2020, we generated no revenue.

Expenses

For the three months ended May 31, 2021 we incurred expenses of approximately $300 which was primarily related to transfer agent fees.

For the three months ended May 31, 2020, we incurred expenses of approximately $400 which was primarily related to transfer agent fees.

Net Loss

For the three months ended May 31, 2021 and, 2020 we incurred net losses of approximately $300, and $400 respectively.

Liquidity

Currently, we rely on our management to provide us with the capital needed to run our business on a day-to-day basis.

For the three months ended May 31, 2021 and 2020 we incurred net losses of approximately $300 and $400 respectively. As of May 31, 2021 we had no cash on hand and current liabilities of $12,505. As of May 31, 2020, we had no cash on hand and current liabilities of $10,655.

We will seek additional funds through equity or debt financing, collaborative or other arrangements with corporate partners, licensees or others, and from other sources, which may have the effect of diluting the holdings of existing shareholders. The Company has no current arrangements with respect to, or sources of, such additional financing and we do not anticipate that existing shareholders will provide any portion of our future financing requirements.

No assurance can be given that additional financing will be available when needed or that such financing will be available on terms acceptable to the Company. If adequate funds are not available, we may be required to delay or terminate expenditures for certain of its programs that it would otherwise seek to develop and commercialize. This would have a material adverse effect on the Company.

Going Concern

The report of our independent registered public accounting firm on the financial statements for the years ended February 28, 2021 and February 29, 2020, includes an explanatory paragraph relating to the uncertainty of our ability to continue as a going concern. We have incurred recurring losses, incurred liabilities in excess of assets over the past year, and have an accumulated deficit of $46,105. Based upon current operating levels, we will be required to obtain additional capital in order to sustain our operations through July 31, 2022.

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Critical Accounting Policies and Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Off-Balance Sheet Arrangements

As of February 28, 2021 and February 29, 2020, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act of 1934.

Contractual Obligations and Commitments

As of February 28, 2021 and February 29, 2020, we did not have any contractual obligation.

ITEM 3.     PROPERTIES

Our office is located at 9130 South Dadeland Blvd. Suite 1528 Miami Florida 33156. We occupy office space, not subject to a lease, provided to us by our co-CEO, Nader Panahpour at no cost. We believe that our facilities are adequate to meet our needs for the immediate future, and that, should it be needed, we will be able to secure additional space to accommodate any expansion of our operations.

ITEM 4.     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of September 23, 2021 the number of shares of the Company’s common stock owned on record or beneficially by each person known to be the beneficial owner of 5% or more of the issued and outstanding shares of the Company’s voting stock, and by each of the Company’s directors and executive officers and by all its directors and executive officers as a group. Beneficial ownership representing less than one percent is denoted with an “*.” Unless otherwise indicated, the address for each person is our address at 9130 South Dadeland Blvd. Suite 1528 Miami Florida 33156.

Name of Beneficial Owner	Common Stock	% Total Voting Power(1)
Adam Laufer	9,000,000	78.32
Nader Panahpour	0	*
Pavan Charan	0	*
All directors and executive officers as a group (3 persons)	9,000,000	78.32
5% Security Holder
Adam Laufer	9,000,000	78.32

(1)	A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of September 23, 2021, there were 11,490,000 shares of our common stock issued and outstanding.

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ITEM 5.     DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers and Directors

Our business affairs are managed under the direction of our board of directors, which is currently composed of three members. Each director’s term will continue until the election and qualification of his or her successor, or his or her earlier death, resignation, or removal. Our executive officers are appointed by our board of directors and serve until their successors have been duly elected and qualified. There are no family relationships among any of our directors or executive officers.

The following table provides information regarding our executive officers and directors as of September 23, 2021:

Name	Age	Company Position
Adam Laufer	47	Co-Chief Executive Officer and Director
Nader Panahpour	47	Co-Chief Executive Officer and Director
Pavan Charan	46	Chief Financial Officer

Executive Officers

Nader Panahpour. Since April 25, 2020, Nader Panahpour, has served as our CEO and a member of our Board of Directors. Mr.Panahpour is in charge of the day-to-day operations of our company and oversees the management of our business, identifying partners and potential acquisitions. Mr. Panahpour is a seasoned entrepreneur and fund manager, through his firm Royal Merchant Holdings ("RMH"), Mr. Panahpour has acquired in excess of $250M in syndicated debt in the specialty finance segment. RMH has been a registered ISO of Visa / Mastercard with a unique Bank Identification Number at Merrick Bank. The company and its partners have processed billions in credit card volume. RMH has diversified into a capital servicing and advisory business. The firm acts as advisor to a number of large family offices in the MCA (merchant cash advance) space.

Adam Laufer, Since September 17, 2019, Mr. Laufer has served as our CEO and a member of our Board of Directors. Mr. Laufer leads the strategic vision of our company and oversees the implementation of our developing strategy as a Fintech company. Mr. Laufer is responsible for our acquisition, financing and growth strategies. From February 10, 2014 until On December 15, 2017, Mr. Laufer, Mr. Laufer served as chief executive officer and a director of MJ Holdings, Inc. a publicly traded real estate holding company. From January 2009 until his resignation in 2013, Mr. Laufer served as chairman and chief executive officer of Soleil Capital L.P., a publicly traded company. In 2013, prior to his resignation as an executive officer and a director of Soleil Capital L.P., Mr. Laufer successfully negotiated and executed the acquisition of a portfolio of electronic cigarette and personal vaporizer patents. Mr. Laufer co-founded Vapor Corp., an electronic cigarette company, and from 2009-2013, Mr. Laufer served the company as an advisor and general counsel; consulting on matters of corporate strategy and regulatory issues related to electronic cigarette products, during which time the company’s revenues grew from $1M to $23M. Mr. Laufer has significant experience in working with start-up and development stage businesses in defining their corporate strategy, identifying funding and growth opportunities, and in implementing liquidity strategies. Mr. Laufer is a member in good standing of the Florida Bar.

Pavan Charan. Pavan (Satyaketu) Charan previously served as our CEO in 2019 and 2020 and is since March 2021 our CFO and a member of our Board of Directors. Mr. Charan is a serial entrepreneur and has over twenty-five years of finance and accounting experience within the United States, Europe, Latin America and the Caribbean. Pavan has served in in the CFO capacity for several fast-growing technology companies to enable rapid, repeatable and scalable growth and has also been involved in financial reporting, finance transformation and capital market transactions. His experience spans various industries from healthcare, distribution and technology. Earlier in his career, Pavan was a Senior Manager at KPMG, LLP where he provided audit and advisory services to publicly and privately held clients as well as private equity groups. Pavan began his career at Price Waterhouse, is a Chartered Accountant (UK) and a Certified Public Accountant (inactive).

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Family Relationships

There are no family relationships among any of our executive officers or directors.

Board Committees

Our board does not have a standing audit committee, a compensation committee or a nominating and governance committee.

Director Compensation

Our board does not have any non-employee directors and no additional compensation is paid to any of our employee directors for serving as a director.

ITEM 6.      EXECUTIVE COMPENSATION

No executive compensation was paid during the fiscal years ended February 28, 2021 and February 29, 2020. The Company has no employment agreement with any of its officers and directors.

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ITEM 7.     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Our CEO, has provided us with office space at no charge and our Co-CEOs, and CFO in their respective capacities, as executive officers and board members are providing their services to us without compensation.

Board Composition and Director Independence

Our business and affairs are managed under the direction of the board of directors. At February 28, 2021 our board of directors was currently comprised of three members, Mr. Adam Laufer and Mr. Nader Panahpour and Mr. Pavan Charan. Because of his relationship to the Company, Mr. Laufer is not “independent” under the rules of any national securities exchange or Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

ITEM 8.     LEGAL PROCEEDINGS

From time to time, the Company may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. When the Company is aware of a claim or potential claim, it assesses the likelihood of any loss or exposure. If it is probable that a loss will result and the amount of the loss can be reasonably estimated, the Company will record a liability for the loss. In addition to the estimated loss, the liability includes probable and estimable legal cost associated with the claim or potential claim. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the Company business. There is no pending litigation involving the Company at this time.

ITEM 9.     MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our shares of common stock are currently quoted on the OTC Markets Group Inc.’s Pink® Market under the symbol GBTT. The following table sets forth the high and low closing bid prices of our common stock for the quarterly periods for the years ended February 28, 2021 and February 29, 2020. These bid prices represent prices quoted by broker-dealers on the OTC Markets Group Inc.’s Pink® Market. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

	Price Range
Period	High	Low
Year ended February 28, 2020
First Quarter	$0.00	$0.00
Second Quarter	$0.00	$0.00
Third Quarter	$0.00	$0.00
Fourth Quarter	$0.00	$0.00

Year ended February 28, 2021
First Quarter	$0.00	$0.00
Second Quarter	$0.00	$0.00
Third Quarter	$0.00	$0.00
Fourth Quarter	$0.00	$0.00

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Common Stock available for Sale by Persons deemed not to be Underwriters

All of the outstanding shares of common stock held by the present officers, directors, and affiliate stockholders are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act of 1933 and as required under applicable state securities laws.  Rule 144 provides in essence that a person who is an affiliate or officer or director who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a Company’s issued and outstanding common stock. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months if the Company is a current reporting company under the Securities Exchange Act of 1934. A sale under Rule 144 or under any other exemption from the Securities Act of 1933, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

Purchases of Equity Securities by the Issuer and Affiliated Purchasers

We did not, nor did any affiliated purchaser, make any repurchases of our securities during the fourth quarter of the year ended February 28, 2021.

Holders

As of September 23, 2021, there were 30 shareholders of record.

Dividends

We have never declared or paid cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock in the foreseeable future, if at all. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

ITEM 10.     RECENT SALES OF UNREGISTERED SECURITIES

None.

ITEM 11.     DESCRIPTION OF REGISTRANTS SECURITIES TO BE REGISTERED

General

The following is a summary of the rights of our common stock and certain provisions of our articles of incorporation and bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation and bylaws, copies of which have been filed as exhibits to this Registration Statement on Form 10.

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of September 23, 2021, there were 11,490,000 shares of our common stock issued and outstanding those were held by 30 registered stockholder of record.

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Common Stock

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have:

(i)	equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company;
(ii)	are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company;
(iii)	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and
(iv)	are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Preferred Stock

We have not authorized class of preferred stock.

Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

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Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

Our articles of incorporation and bylaws contains provisions that could have the effect of delaying, deferring, or discouraging another party from acquiring control of us. These provisions and certain provisions of Nevada law, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Nevada Law

Nevada has enacted the following legislation that may deter or frustrate takeovers of Nevada corporations:

Evaluation of Acquisition Proposals. The Nevada Revised Statutes expressly permit our board, when evaluating any proposed tender or exchange offer, any merger, consolidation or sale of substantially all of our assets, or any similar extraordinary transaction, to consider all relevant factors including, without limitation, the social, legal, and economic effects on the employees, customers, suppliers, and other of our constituencies, and on the communities and geographical areas in which we operate. Our board may also consider the amount of consideration being offered in relation to the then current market price for our outstanding shares of capital stock and our then current value in a freely negotiated transaction.

Control Share Acquisitions. We are subject to the Nevada control share acquisitions statute. This statute is designed to afford stockholders of public corporations in Nevada protection against acquisitions in which a person, entity or group seeks to gain voting control. With enumerated exceptions, the statute provides that shares acquired within certain specific ranges will not possess voting rights in the election of directors unless the voting rights are approved by a majority vote of the public corporation’s disinterested stockholders. Disinterested shares are shares other than those owned by the acquiring person or by a member of a group with respect to a control share acquisition, or by any officer of the corporation or any employee of the corporation who is also a director. The specific acquisition ranges that trigger the statute are: acquisitions of shares possessing one-fifth or more but less than one-third of all voting power; acquisitions of shares possessing one-third or more but less than a majority of all voting power; or acquisitions of shares possessing a majority or more of all voting power. Under certain circumstances, the statute permits the acquiring person to call a special stockholders meeting for the purpose of considering the grant of voting rights to the holder of the control shares. The statute also enables a corporation to provide for the redemption of control shares with no voting rights under certain circumstances.

The provisions of Nevada law and the provisions of our articles of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and as a consequence, they might also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions might also have the effect of preventing changes in our management. It is also possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is TransShare Corporation. The transfer agent’s address is Bayside Center 1, 17755 US Highway 19 N., Suite 140, Clearwater FL 33764 , and its telephone number is (303) 662-1112.

Stock Listing

Our common stock is quoted on the OTC Pink marketplace of the OTC Markets Group under the symbol “GBTT.”

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ITEM 12.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Law

We are a Nevada corporation and, as such, we are subject to the provisions of the Nevada Revised Statutes, which govern indemnification of officers and directors and related matters.

Section 78.138 of the Nevada Revised Statutes provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of Nevada Revised Statutes permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of Nevada Revised Statutes permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of Nevada Revised Statutes further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of Nevada Revised Statutes provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Articles of Incorporation

Pursuant to our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Other Matters

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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ITEM 13.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

INDEX TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED FEBRUARY 28, 2021 AND FEBRUARY 29, 2020

FOR THE THREE MONTHS  ENDED MAY 31, 2021 AND 2020

25

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and board of directors of

Gabbit Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Gabbit Corp. (the “Company”) as of February 29, 2020 and February 28, 2021, the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the two years in the period ended February 28, 2021, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of February 29, 2020 and February 28, 2021, and the results of its operations and its cash flows for each of the two years in the period ended February 28, 2021, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company suffered recurring losses from operations and has no source of revenue that raise substantial doubt about the Company ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement.  We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters are matters arising from the current period audit of the financial statements that are communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate. We determined that there were no critical audit matters.

/s/ AJSH & Co LLP

We have served as the Company’s Auditor since 2021.

New Delhi, India

July 22, 2021

F-1

Gabbit Corp.

BALANCE SHEETS

	February 28, 2021	February 29, 2020
Assets
Cash	$–	$–
Total Assets	$–	$–

Liabilities & Stockholders' Equity

Liabilities
Other liabilities	$4,739	$4,739
Due to related party	7,466	5,516
Total liabilities	$12,205	$10,255

Stockholders' Equity
Common stock, $0.001 par value 75,000,000 shares authorized; 11,490,000 shares issued and outstanding as of February 28, 2021 and February 29, 2020	11,490	11,490
Additional paid-in capital	22,410	22,410
Accumulated deficit	(46,105)	(44,155)
Total Equity	$(12,205)	$(10,255)

Total Liabilities & Stockholders' Equity	$–	$–

F-2

Gabbit Corp.

STATEMENTS OF OPERATIONS

	YEAR ENDED
	February 28, 2021	February 29, 2020

Operating Expenses:
General and administration expenses	$1,950	$5,516

Net loss from operations and before income taxes	(1,950)	(5,516)

Provision for income taxes	–	–

Net Loss	$(1,950)	$(5,516)

Loss per common share:
Basic and Diluted	$(0.00)	$(0.00)

Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	11,490,000	11,490,000

F-3

Gabbit Corp.

STATEMENTS OF STOCKHOLDERS' EQUITY

	Common Shares	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Stockholders' Equity

Balances at March 1, 2019	11,490,000	$11,490	$22,410	$(38,639)	$(4,739)

Net loss	–	–	–	(5,516)	(5,516)

Balances at February 29, 2020	11,490,000	$11,490	$22,410	$(44,155)	$(10,255)

Net loss	–	–	–	(1,950)	(1,950)

Balances at February 28, 2021	11,490,000	$11,490	$22,410	$(46,105)	$(12,205)

F-4

Gabbit Corp.

STATEMENTS OF CASH FLOWS

	Year Ended
	February 28, 2021	February 29, 2020

Cash flow from operating activities:
Net Loss	$(1,950)	$(5,516)
Net cash used in operating activities	(1,950)	(5,516)

Cash flow from financing activities:
Related party loan	1,950	5,516
Net cash provided by financing activities	$1,950	$5,516

Net change in cash	–	–

Cash at beginning of period	–	–
Cash at end of period	$–	$–

Supplemental disclosure of cash flow information:
Cash paid for interest	$–	$–
Cash paid for taxes	$–	$–

F-5

Gabbit Corp.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEAR ENDED FEBRUARY 28, 2021 and FEBRUARY 29, 2020

(Audited)

Note 1 – Organization and Basis of Presentation

Organization and Basis of Presentation

Gabbit Corp. (the “Company”) is a corporation incorporated under the laws of the State of Nevada on August 16, 2015 and ceased operations in early 2018. The Company fully impaired all assets since the shutdown of its operations in 2018. On November 20, 2019, the Company filed a Certificate of Reinstatement with the State of Nevada.

The Company plans to develop a technology-enabled, diversified commercial finance platform serving a wide range of small-to-medium businesses who require access to working or growth capital, for whom traditional banking and finance channels are unworkable or unavailable, due to; time constraints, credit-worthiness, seasonality, lack of operating history and or the business’ owners are generally unbanked individuals.

The accompanying financial statements are prepared on the basis of accounting principles generally accepted in the United States of America (“GAAP”) and have been prepared assuming the continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and is dependent on debt and equity financing to fund its operations. Management of the Company is making efforts to raise additional funding until a registration statement relating to an equity funding facility is in effect. While management of the Company believes that it will be successful in its capital formation and planned operating activities, there can be no assurance that the Company will be able to raise additional equity capital or be successful in the development and commercialization of the products it develops or initiates collaboration agreements thereon. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 2 – Summary of significant accounting policies

Cash and Cash Equivalents

The Company doesn’t maintain any bank accounts and does not have any cash in hand. For day-to-day business activities, the Company depends upon the directors’ personal accounts.

For purposes of reporting within the statements of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

F-6

Loss per Common Share

Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. As a result, diluted loss per common share is the same as basic loss per common share for the years ended February 28, 2021 and February 29, 2020.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC Topic 740, Income Taxes. Under FASB ASC Topic 740, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry-forward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the reliability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Recent Accounting Pronouncements

The Company reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

Note 3 – Going Concern

For the years ended February 28, 2021 and February 29, 2020 we incurred net losses of approximately $1,950 and $5,516 respectively. As of February 28, 2021, we had no cash on hand and current liabilities of $12,205. As of February 29, 2020, we had no cash on hand and current liabilities of $10,255. These losses combined with our current liabilities cast significant doubt on the company’s ability to operate under the going concern. The Company is filing a Registration Statement; Form-10 and will become effective 60 days post filing. Management believes that this plan provides an opportunity for the Company to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with loans from directors and/or private placement of common stock. The failure to achieve the necessary levels of profitability or obtaining additional funding would be detrimental to the Company.

Note 4 – Related party transactions

The Company’s Co-CEO has provided office space at no cost to the Company. Our Co-CEO and CFO incurred expenses on behalf of the Company amounting to $1,950 and $5,516 during the years ending February 28, 2021 and February 29, 2020 respectively. As of February 28, 2021 and February 29, 2020, total amounts due to our Co-CEO and CFO are $7,466 and $5,516, respectively. Such amounts do not bear any interest and due upon demand.

F-7

Note 5 – Shareholders’ Equity

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share. As of February 28, 2021 and February 29, 2020, the Company had 11,490,000 shares issued and outstanding.

Note 6 – Income Taxes

The Company accounts for income taxes under FASB ASC Topic 740, which requires use of the liability method. FASB ASC Topic 740 provides that deferred tax assets and liabilities are recorded based on the differences the tax basis of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

As of February 28, 2021, the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. The Company has approximately $46,000 and $44,000 of federal net operating loss carry forwards at February 28, 2021 and February 29, 2020, respectively. In addition, the Company had gross deferred tax assets of approximately $10,000 and $9,000 as of February 28, 2021 and February 29, 2020 for which a full valuation allowance has provided.

Based on the available objective evidence, including the Company's history of losses, management believes it is more likely than not, the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at February 28, 2021 and February 29, 2020. The Company had no uncertain tax positions as of February 28, 2021 and February 29, 2020.

F-8

Gabbit Corp.

BALANCE SHEETS

	May 31, 2021 (Unaudited)	February 28, 2021
Assets
Cash	$–	$–
Total Assets	$–	$–
Liabilities & Stockholders' Equity

Liabilities
Other liabilities	$4,739	$4,739
Due to related party	7,766	7,466
Total liabilities	12,505	12,205
Stockholders' Equity
Common stock, $0.001 par value 75,000,000 shares authorized; 11,490,000 shares issued and outstanding as of May 31, 2021 and February 28, 2021	11,490	11,490
Additional paid-in capital	22,410	22,410
Accumulated deficit	(46,405)	(46,105)
Total Equity	(12,505)	(12,205)

Total Liabilities & Stockholders' Equity	$–	$–

F-9

Gabbit Corp.

STATEMENTS OF OPERATIONS

(Unaudited)

	THREE MONTHS ENDED
	May 31, 2021	May 31, 2020

Operating Expenses:
General and administration expenses	$300	$400

Net loss from operations and before income taxes	(300)	(400)

Provision for income taxes	–	–

Net Loss	$(300)	$(400)

Loss per common share:
Basic and Diluted	$(0.00)	$(0.00)

Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	11,490,000	11,490,000

F-10

Gabbit Corp.

STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

(Unaudited)

	Common Shares	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Stockholders' Equity

Balances at March 1, 2020	11,490,000	$11,490	$22,410	$(44,155)	$(10,255)

Net loss	–	–	–	(400)	(400)

Balances at May 31, 2020	11,490,000	$11,490	$22,410	$(44,555)	$(10,655)

	Common Shares	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Stockholders' Equity

Balances at March 1, 2021	11,490,000	$11,490	$22,410	$(46,105)	$(12,205)

Net loss	–	–	–	(300)	(300)

Balances at May 31, 2021	11,490,000	$11,490	$22,410	$(46,405)	$(12,505)

F-11

Gabbit Corp.

STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended
	May 31, 2021	May 31, 2020

Cash flow from operating activities:
Net Loss	$(300)	$(400)
Net cash used in operating activities	(300)	(400)

Cash flow from financing activities:
Related party loan	300	400
Net cash provided by financing activities	$300	$400

Net change in cash	–	–

Cash at beginning of period	–	–
Cash at end of period	$–	$–

Supplemental disclosure of cash flow information:
Cash paid for interest	$–	$–
Cash paid for taxes	$–	$–

F-12

Gabbit Corp.

NOTES TO FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MAY 31, 2021 and 2020

(Unaudited)

Note 1 – Organization and Basis of Presentation

Organization and Basis of Presentation

Gabbit Corp. (the “Company”) is a corporation incorporated under the laws of the State of Nevada on August 16, 2015 and ceased operations in early 2018. The Company fully impaired all assets since the shutdown of its operations in 2018. On November 20, 2019, the Company filed a Certificate of Reinstatement with the State of Nevada.

The Company plans to develop a technology-enabled, diversified commercial finance platform serving a wide range of small-to-medium businesses who require access to working or growth capital, for whom traditional banking and finance channels are unworkable or unavailable, due to; time constraints, credit-worthiness, seasonality, lack of operating history and or the business’ owners are generally unbanked individuals.

The accompanying financial statements are prepared on the basis of accounting principles generally accepted in the United States of America (“GAAP”) and have been prepared assuming the continuation of the Company as a going concern. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and is dependent on debt and equity financing to fund its operations. Management of the Company is making efforts to raise additional funding until a registration statement relating to an equity funding facility is in effect. While management of the Company believes that it will be successful in its capital formation and planned operating activities, there can be no assurance that the Company will be able to raise additional equity capital or be successful in the development and commercialization of the products it develops or initiates collaboration agreements thereon. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 2 – Summary of significant accounting policies

Cash and Cash Equivalents

The Company doesn’t maintain any bank accounts and does not have any cash in hand. For day-to-day business activities, the Company depends upon the directors’ personal accounts.

For purposes of reporting within the statements of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Loss per Common Share

Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. As a result, diluted loss per common share is the same as basic loss per common share for the years ended May 31, 2021 and 2020.

F-13

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC Topic 740, Income Taxes. Under FASB ASC Topic 740, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry-forward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the reliability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Recent Accounting Pronouncements

The Company reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

Note 3 – Going Concern

For the three  months ended May 31, 2021 and 2020 we incurred net losses of approximately $300 and $400 respectively. As of May 31, 2021, we had no cash on hand and current liabilities of $12,505 . As of May 31,  2020, we had no cash on hand and current liabilities of $10,655. These losses combined with our current liabilities cast significant doubt on the company’s ability to operate under the going concern. The Company is filing a Registration Statement; Form-10 and will become effective 60 days post filing. Management believes that this plan provides an opportunity for the Company to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with loans from directors and/or private placement of common stock. The failure to achieve the necessary levels of profitability or obtaining additional funding would be detrimental to the Company.

Note 4 – Related party transactions

The Company’s Co-CEO has provided office space at no cost to the Company. Our Co-CEO and CFO incurred expenses on behalf of the Company amounting to $300 and $400 during the three  months ending May 31, 2021 and 2020 respectively. As of May 31, 2021 and 2020, total amounts due to our Co-CEO and CFO are $7,766 and $5,916, respectively. Such amounts do not bear any interest and due upon demand.

Note 5 – Shareholders’ Equity

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share. As of May 31, 2021 and 2020, the Company had 11,490,000 shares issued and outstanding.

F-14

Note 6 – Income Taxes

The Company accounts for income taxes under FASB ASC Topic 740, which requires use of the liability method. FASB ASC Topic 740 provides that deferred tax assets and liabilities are recorded based on the differences the tax basis of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

As of May 31, 2021, the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. The Company has approximately $46,000 and $45,000  of federal net operating loss carry forwards at May 31, 2021 and 2020, respectively. In addition, the Company had gross deferred tax assets of approximately $10,000 and $9,000 as of May 31, 2021 and 2020 for which a full valuation allowance has provided.

Based on the available objective evidence, including the Company's history of losses, management believes it is more likely than not, the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at May 31, 2021 and 2020. The Company had no uncertain tax positions as of May 31, 2021 and 2020.

Note 7 – Other Liabilities

As of May 31, 2021 and 2020, the Company has Other Liabilities of $4,739 payable to its former CEO.

F-15

ITEM 14.     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 15.     FINANCIAL STATEMENTS AND EXHIBITS.

The information required by this item is contained under the heading “Index—Financial Statements” (and the statements referenced thereon) beginning on page F–1 of the information statement. This section is incorporated herein by reference.

Exhibits Schedule

The following exhibits are filed with this Form 10:

Exhibit No.	Description

3.1	Articles of Incorporation (Filed as an exhibit to Form S-1 on April 4, 2016).*
3.2	Bylaws (Filed as an exhibit to Form S-1, on April 4, 2016).*
3.3	Certificate of Reinstatement dated November 20, 2019 (Filed as an exhibit to Form 10-12(g) on July 22, 2021). *
23	Consent of Independent Auditor (Filed as an exhibit to Form 10-12(g) on July 22, 2021). *
24	Power of Attorney (Filed as an exhibit to Form 10-12(g) on July 22, 2021). *

* Previously filed.

26

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.

GABBIT CORP.

Date: September 24, 2021	By:	/s/ Adam Laufer
	Name:	Adam Laufer
	Title:	Co- CEO and Director

27